SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 2002

                              LIFECELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

      Delaware                       01-19890                   76-0172936
  (State Or Other                 (Commission                 (IRS Employer
  Jurisdiction Of                  File Number)              Identification No.)
  Incorporation)

                          One Millenium Way
                          Branchburg, New Jersey          08876
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (908) 947-1100

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         99.1  Press release dated April 23, 2002.


Item 9.  Regulation FD Disclosure.

         On April 23, 2002, LifeCell Corporation (the "Company") released its first quarter financial press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The Company conducted its earnings conference call today at 11 a.m. to discuss these operating results and related matters. Replays of the conference call will be available through April 30, 2002 by dialing (800) 938-1584 and indicating access code LifeCell.

         A listen-only, live webcast of the conference call will be available at http://www.videonewswire.com/event.asp?id=4350. If you are unable to listen during the live webcast, the call will be archived on LifeCell's web site http://www.LifeCell.com/about/ through April 30, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  LIFECELL CORPORATION

                                             By:  /s/ Steven T. Sobieski
                                                  ------------------------------

                                                  Steven T. Sobieski
                                                  Chief Financial Officer

Date:   April 24, 2002

Exhibit 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Steve Sobieski, CFO                            Sara Moorin
LIFECELL                                       LAZAR PARTNERS
Phone: 908-947-1106                            Phone: 212-867-1762
E-mail: ssobieski@lifecell.com                 E-mail: smoorin@lazarpartners.com


          LIFECELL REPORTS RECORD FIRST QUARTER 2002 FINANCIAL RESULTS

BRANCHBURG, N.J., April 23, 2002 - LifeCell Corporation (NASDAQ: LIFC-news), a leader in the development and commercialization of biologically based solutions to repair or replace the body's damaged tissue, today reported financial results for the first quarter ended March 31, 2002.

First Quarter Highlights:

        - Record product revenues of $7.3 million and net income of $436,000, which includes a tax benefit of $248,000;

        - Awarded $824,000 grant from the Office of Naval Research to continue the Company's cell preservation program, including initiatives to develop biologic products that would enable practical blood storage and mass availability; and

        - Announced partnership with LifeNet to increase availability of allograft skin tissue for burn victims.


First Quarter  Financial  Results:

The Company reported total revenue of $7.7 million for the first quarter of 2002, up 13 percent from $6.8 million for the same period in 2001. Product revenues of $7.3 million were 14 percent above the $6.4 million reported for the first quarter of 2001. The increase was largely due to a 26 percent increase in AlloDerm(R) revenues which grew to $3.8 million in the quarter compared to $3.0 million in the first quarter of 2001. Repliform revenues also increased in the quarter to $2.3 million from $2.2 million in the same quarter in 2001. Cymetra revenues were $1.0 million in the first quarter of 2002 and 2001. Research grant revenues were $349,000 for the first quarter of 2002, essentially the same as reported in the prior year.

Net income for the first quarter of 2002 rose to $436,000, or $.02 per share, compared to a net loss of $1.3 million, or $.09 per share, in the first quarter of 2001. Net income in the first quarter of 2002 includes a $248,000 tax benefit related to the sale of state tax net operating losses. Excluding the tax benefit, net income for the first quarter of 2002 was $188,000.

The improvement in operating results for the first quarter of 2002 was principally due to the increase in product revenues, a reduction in costs of products sold resulting from operating efficiencies, lower selling and marketing expenses and lower interest expense. During the quarter, the Company maintained its steady commitment to research and product development activities to fuel future growth. Research and development spending approximated $1.1 million in the first quarter of each year.

The  Company  ended  the  quarter  with  cash  and  short-term   investments  of
approximately $5.2 million compared to $4.9 million at December 31, 2001.

"Product revenues and net income were in line with our expectations for the quarter and we expect to meet our revenue growth guidelines of 20% and net income target of approximately one million dollars for the full year 2002," said Paul Thomas, President and CEO of LifeCell. "We remain focused on delivering improved operating results while continuing to invest in ongoing product development initiatives and searching for complementary product opportunities for our direct sales organization."

Conference Call:

As previously reported, a conference call will be conducted by LifeCell management today, April 23, 2002 at 11:00 a.m. Eastern time to discuss these operating results and related matters. You may listen to the conference call by calling (800) 867-4593 and indicating access code: LifeCell. The conference call will be recorded and an automated playback of the conference call will be available through April 30, 2002 by dialing (800) 938-1584 and indicating access code LifeCell.

A listen-only, live webcast of the conference call will be available at http://www.videonewswire.com/event.asp?id=4350. If you are unable to listen during the live webcast, the call will be archived on LifeCell's web site http://www.lifecell.com through April 30, 2002.


About LifeCell

LifeCell is a leader in developing and marketing biologically based solutions for the repair and replacement of damaged or inadequate tissue in numerous different clinical applications. The Company's proprietary tissue matrix technology removes cells from allograft tissue and preserves the tissue without damaging the essential biochemical and structural components necessary for normal tissue regeneration. LifeCell currently markets three proprietary human tissue based products: AlloDerm(R) for plastic reconstructive and burn procedures through LifeCell's direct sales force and for periodontal procedures through BioHorizons, Inc.; Cymetra(R), a version of AlloDerm in particulate form for the correction of soft tissue defects, through LifeCell's direct sales force and a co-promotion agreement with OMP, Inc.; and Repliform(TM), a version of AlloDerm for urology and gynecology procedures, through a marketing and distribution agreement with Boston Scientific Corporation. The Company's development programs include the application of its tissue matrix technology to vascular, nerve and orthopedic tissue repair; investigation of human tissues as carriers for therapeutics; Thrombosol(TM), a formulation for extended storage of platelets and technologies to enhance the storage of red blood cells for transfusion. Visit our website at www.lifecell.com.


This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as our guidance for 2002 revenues and net income expectations, ability to acquire and market additional products, product development efforts and entry into target markets. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and other reports filed with the Securities and Exchange Commission.


                                                  LIFECELL CORPORATION
                                                  Financial Highlights
                                                      (Unaudited)

Statement of Operations Data:                                                        Three months ended March 31,
                                                                            -----------------------------------------------
                                                                                   2002                       2001
                                                                            --------------------       --------------------
Revenues:
    Product revenues                                                        $        7,310,000         $        6,424,000
    Research grant revenues                                                            349,000                    347,000
                                                                            --------------------       --------------------
        Total revenues                                                               7,659,000                  6,771,000
                                                                            --------------------       --------------------

Costs and expenses:
    Cost of products sold                                                            2,396,000                  2,495,000
    Research and development                                                         1,080,000                  1,125,000
    General and administrative                                                       1,086,000                  1,093,000
    Selling and marketing                                                            2,858,000                  3,197,000
                                                                            --------------------       --------------------
        Total costs and expenses                                                     7,420,000                  7,910,000
                                                                            --------------------       --------------------

Income (loss) from operations                                                          239,000                 (1,139,000)

Interest and other income (expense), net                                               (51,000)                  (177,000)
                                                                            --------------------       --------------------

Income (loss) before income taxes                                                      188,000                 (1,316,000)

Income tax benefit                                                                     248,000                      -
                                                                            --------------------       --------------------

Net income (loss)                                                                      436,000                 (1,316,000)

Preferred stock dividends                                                                -                       (143,000)
                                                                            --------------------       --------------------

Net income (loss) applicable to common stockholders                         $          436,000         $       (1,459,000)
                                                                            ====================       ====================

Net income (loss) per common share:
    Basic                                                                   $             0.02         $            (0.09)
                                                                            ====================       ====================
    Diluted                                                                 $             0.02         $            (0.09)
                                                                            ====================       ====================

Shares used in computing net income (loss) per common share:
    Basic                                                                           20,777,407                 16,709,368
                                                                            ====================       ====================
    Diluted                                                                         25,076,643                 16,709,368
                                                                            ====================       ====================


                                                                                 March 31,                December 31,
Balance Sheet Data:                                                                2002                       2001
                                                                            --------------------       --------------------
Cash and cash equivalents and short-term investments                        $        5,155,000         $        4,900,000
Working capital                                                                      9,439,000                  8,851,000
Total assets                                                                        23,330,000                 23,131,000
Total stockholder's equity                                                          15,269,000                 14,833,000